SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  Form 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

                       Date of report: September 2, 1999

                              Lotus Pacific, Inc.
            (Exact name of registrant as specified in its charter)

                                   Delaware
                            State of Organization

                                  000-24999
                            Commission File Number

                                  52-1947160
                         Employer Identification Number

       200 Centennial Avenue, Suite 201, Piscataway, New Jersey 08854
                      Address of Principal Executive Office

                                 (732) 885-1750
                 Registrant's Telephone Number, Including Area Code




Item 5.    OTHER EVENTS

     On August 23, 1999, Lotus International Holdings Corp. ("LIH"), a major shareholder of the Company, transferred 1,000,000 shares of the Company's common stock to Luks Industrial Company Limited ("LIC"), a Hong Kong company, in exchange for approximately 10% of the capital stock of LIC.

     On September 1, 1999, TCL Industries Holdings (HK) Limited ("TCL"), a Hong Kong company, acquired a total of 9,606,671 shares of the Company's common stock, which constitutes 15% of the Company's common stock issued and outstanding as of the date of the transaction.

     On September 1, 1999, the Company and TCL Holdings (BVI) Limited consummated the establishment of a joint venture, TCL International Inc. TCL International Inc. is registered in the State of Delaware. The Company and TCL Holdings (BVI) Limited each holds 50% of the newly established joint venture.

    Luks Industrial Company Limited is a public company traded on the Hong Kong Stock Exchange.

    Both TCL Industries Holdings (H.K.) Limited and TCL Holdings (BVI) Limited are subsidiaries of TCL Group, China's fifth largest electronics group with revenues of RMB 9.8 billion (US$1.2 billion) in 1998.



 Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


(a)    Financial statements of business acquired.

       N/A

(b)    Pro forma financial information.

       N/A

(c)    Exhibits

       N/A





                               Signature



Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.




LOTUS PACIFIC, INC.


Date:  September 2, 1999

                                   By:   /s/  Jeremy Wang
                                      ----------------------------
                                       Jeremy Wang, President